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                                                                   EXHIBIT 23(c)

                          CONSENT OF FINANCIAL ADVISOR

                         CONSENT OF ALLEN C. EWING & CO.


SouthTrust Corporation
Birmingham, Alabama

We hereby consent to the inclusion as Exhibit D to the Proxy
Statement/Prospectus constituting part of the Registration Statement on Form S-4 of SouthTrust Corporation of our letter to the Board of Directors of Equity Bank and to the references made to such letter and to the firm in the Proxy Statement/Prospectus.

Allen C. Ewing & Co.

Orlando, Florida
January 14, 1997


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